As filed with the Securities and Exchange Commission on March 14, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1262185
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

Tel: (855) 264-6267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

13th Floor

New York, New York 10011

Tel: (800) 624-0909

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Christopher M. Kelly Joel T. May Andrew C. Thomas Jones Day 1221 Peachtree Street, N.E. Suite 400 Atlanta, Georgia 30361 (404) 581-8967	Bob Wooder Kyle Misewich Blake, Cassels & Graydon LLP 595 Burrard Street Suite 2600 Vancouver, British Columbia V7X 1L3

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MARCH 14, 2023

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

NioCorp Developments Ltd.

80,899,436 Common Shares

This prospectus relates to the offer and sale from time to time of up to an aggregate of 80,899,436 of our common shares, without par value (“Common Shares”), by YA II PN, Ltd. (“YA”), certain private placement investors (collectively, the “Private Placement Investors”), and Research Capital Corporation and Red Cloud Mining Capital Inc. (together, the “Finders” and, collectively with Yorkville and the Private Placement Investors, the “Selling Shareholders”).

The Common Shares being registered hereunder consist of (a) up to 59,682,329 Common Shares issuable to YA upon conversion of up to $16.0 million aggregate principal amount of, plus accrued interest on, unsecured convertible debentures (the “Convertible Debentures”) issuable pursuant to a Securities Purchase Agreement, dated January 26, 2023 (as amended, the “Yorkville Convertible Debt Financing Agreement”), between us and YA, (b) up to 16,274,972 Common Shares issuable to YA upon exercise of Common Share purchase warrants (the “Financing Warrants”) issuable pursuant to the Yorkville Convertible Debt Financing Agreement, (c) up to 4,877,035 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$1.10, expiring June 30, 2024 (the “Private Placement Warrants”), which were issued to the Private Placement Investors in connection with the Company’s June 2022 non-brokered private placement (the “June 2022 Private Placement”) of units of the Company, comprised of one Common Share and one Private Placement Warrant (the “Units”), and (d) up to 65,100 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$1.10, expiring June 30, 2024 (the “Finder Warrants” and, collectively with the Financing Warrants and the Private Placement Warrants, the “Warrants”), which were issued to the Finders as part of a finder’s fee in connection with the June 2022 Private Placement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Shares by the Selling Shareholders. However, upon exercise, we will receive the cash exercise price of the Private Placement Warrants and the Finder Warrants and may receive proceeds upon payment of the exercise price of the Financing Warrants.

Our registration of the Common Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any Common Shares. The Selling Shareholders may offer the Common Shares in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our Common Shares. The Securities and Exchange Commission (the “SEC”) may take the position that the Selling Shareholders are deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with such sales. Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Additional information on the Selling Shareholders, and the times and manner in which they may offer and sell Common Shares under this prospectus, is provided under “Selling Shareholders” and “Plan of Distribution” in this prospectus.

The Selling Shareholders will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the Common Shares by the Selling Shareholders pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the Common Shares included in this prospectus by the Selling Shareholders. See “Plan of Distribution.”

Our Common Shares trade on the Toronto Stock Exchange (the “TSX”) under the symbol “NB,” and on the OTC Markets trading platform under the symbol “NIOBF.” We anticipate that, following the Closing Date (as defined herein), the Common Shares will trade on the Nasdaq Stock Market (“Nasdaq”) under the symbol “NB.” Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112, and our telephone number is (855) 264-6267.

Investing in our Common Shares involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 9 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2023.

Table of Contents

Page

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF DOCUMENTS BY REFERENCE	3
SUMMARY	4
SECURITIES OFFERED	8
RISK FACTORS	9
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
SELLING SHAREHOLDERS	17
Description of Capital Stock	27
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	32
Certain Canadian federal Income Tax Considerations for U.S. Residents	40
PLAN OF DISTRIBUTION	42
LEGAL MATTERS	45
EXPERTS	45

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The Selling Shareholders may, from time to time, sell the Common Shares described in this prospectus.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part to add information to, or update or change information contained in, this prospectus and the registration statement of which this prospectus is a part. You should read this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “NioCorp,” “the Company” and similar references refer to NioCorp Developments Ltd. and its consolidated subsidiaries.

This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in anyway, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We make available, free of charge, on our website at www.niocorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. We do not incorporate the information on or accessible through any website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, any website as part of this prospectus or any prospectus supplement. Our website address and the SEC’s website address are included in this prospectus as inactive textual references only.

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INCORPORATION OF DOCUMENTS BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 6, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended June 30, 2022, filed with the SEC on October 31, 2022;
•	our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022, and for the quarter ended December 31, 2022, filed with the SEC on February 13, 2023;
•	our Current Reports on Form 8-K, filed with the SEC on September 29, 2022, October 21, 2022, December 15, 2022, January 27, 2023 (Items 1.01, 2.03, 3.02 and 9.01 (Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1) only), February 13, 2023, February 24, 2023, February 28, 2023, March 1, 2023, March 6, 2023, March 10, 2023 and March 14, 2023; and
•	a description of our Common Shares, included as Exhibit 4.15 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 6, 2022, and any subsequently filed amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and after effectiveness of the registration statement and prior to the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
Phone: (855) 264-6267

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

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SUMMARY

This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section entitled “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and related notes and the exhibits to the registration statement of which this prospectus is a part, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

NioCorp Developments Ltd.

NioCorp is a mineral exploration company engaged in the acquisition, exploration, and development of mineral properties. NioCorp, through its indirect, wholly owned subsidiary, Elk Creek Resources Corporation, a Nebraska corporation (“ECRC”), is developing a superalloy materials project that, if and when developed, will produce niobium, scandium, and titanium products. Known as the “Elk Creek Project,” it is located near Elk Creek, Nebraska, in the southeast portion of the state.

•	Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in high-strength low-alloy steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally enables those applications to be stronger and lighter in mass. This “lightweighting” benefit often results in environmental benefits, including reduced fuel consumption and material usage, which can result in fewer air emissions.
•	Scandium can be combined with aluminum to make super-high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation.
•	Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants and many others. It also is used in pigments for paper, paint, and plastics.

During fiscal year 2022, the Company also advanced work on the determination of the economic potential of expanding its currently planned product suite from the Elk Creek Project to include Rare Earth Elements (“REEs”).

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on obtaining additional funds to carry out our near-term planned work programs associated with securing the project financing necessary to complete mine development and construction of the Elk Creek Project.

Background

Yorkville Convertible Debt Financing

On September 25, 2022, the Company, GX Acquisition Corp. II, a Delaware corporation (“GXII”), and Big Red Merger Sub Ltd, a Delaware corporation incorporated in September 2022, and a direct, wholly owned subsidiary of the Company, entered into a business combination agreement (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, as the result of a series of transactions, GXII will become a subsidiary of the Company (as successor by merger to ECRC), with the pre-combination public shareholders of GXII receiving Common Shares based on a fixed exchange ratio of 11.1829212 (the “Exchange Ratio”) Common Shares for each GXII Class A common share held and not redeemed, and the GXII founders receiving shares in GXII (as successor by merger to ECRC) based on the Exchange Ratio. Pursuant to the Business Combination Agreement, after closing of the Transactions (as defined below) (the “Closing”), the GXII founders will have the right to exchange such shares for Common Shares on a one-for-one basis under certain conditions. Pursuant to the Business Combination Agreement, the Company will also assume the obligations under the issued and outstanding GXII warrants, which will be converted into warrants to purchase Common Shares following the Closing. The Business Combination Agreement contemplates that the Company will undertake a reverse stock split of the Common Shares at the time of

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the Closing in connection with an expected cross-listing to Nasdaq. In addition, pursuant to the Business Combination Agreement, post-Closing, the Company’s Board of Directors will include two directors from pre-combination GXII. The transactions contemplated by the Business Combination Agreement and the ancillary agreements thereto are referred to collectively as the “Transactions.”

The proposed Transactions are expected to close in the first calendar quarter of 2023, subject to the satisfaction or waiver of certain customary closing conditions contained in the Business Combination Agreement, including, among other things, (i) obtaining required approvals of the Transactions and related matters by the respective shareholders of NioCorp and GXII, (ii) the effectiveness of the registration statement on Form S-4 that the Company originally filed on November 7, 2022, and amended on December 22, 2022, January 17, 2023, January 31, 2023, and February 6, 2023, and was declared effective by the SEC on February 8, 2023, (iii) receipt of approval for listing on Nasdaq of the Common Shares to be issued in connection with the Transactions, (iv) receipt of approval for listing on Nasdaq of the public NioCorp Assumed Warrants (as defined herein), (v) receipt of approval from the TSX with respect to the issuance and listing of the Common Shares issuable in connection with the Transactions, (vi) that NioCorp and its subsidiaries (including GXII, as successor by merger to ECRC) will have at least $5.000001 million of net tangible assets upon the consummation of the Transactions, after giving effect to any redemptions by GXII public stockholders and after payment of underwriters’ fees or commissions, (vii) that, at the Closing, NioCorp and its subsidiaries (including GXII, as successor by merger to ECRC) will have received cash in an amount equal to or greater than $15.0 million, subject to certain adjustments, and (viii) the absence of any injunctions enjoining or prohibiting the consummation of the Business Combination Agreement.

In addition, in connection with the entry into the Business Combination Agreement, the Company announced the signing of non-binding letters of intent for two separate financing packages with Yorkville Advisors Global, LP. On January 26, 2023, the Company entered into definitive agreements with respect to these financings, including the Yorkville Convertible Debt Financing Agreement and a Standby Equity Purchase Agreement, dated January 26, 2023 (the “Yorkville Equity Facility Financing Agreement”), between the Company and YA. Pursuant to the Yorkville Equity Facility Financing Agreement, YA has committed to purchase up to $65.0 million of our Common Shares (the “Commitment Amount”), at our direction from time to time for a period commencing upon the date of the Closing (the “Closing Date”) and ending on the earliest of (i) the first day of the month next following the 36-month anniversary of the Closing, (ii) the date on which YA shall have made payment of the full Commitment Amount and (iii) the date that the Yorkville Equity Facility Financing Agreement otherwise terminates in accordance with its terms (the “Commitment Period”), subject to certain limitations and the satisfaction of the conditions in the Yorkville Equity Facility Financing Agreement. Pursuant to the terms of the Yorkville Equity Facility Financing Agreement, we will issue $650,000 of our Common Shares (the “Commitment Shares”) to YA as consideration for its irrevocable commitment to purchase Common Shares under the Yorkville Equity Facility Financing Agreement. Additionally, we will pay to YA an aggregate fee of $1,500,000 in cash (the “Cash Fee”), including $500,000 on the Closing Date and the remainder in installments over a 12-month period following the Closing Date, provided that, we will have the right to prepay without penalty all or part of the Cash Fee at any time.

Pursuant to the Yorkville Convertible Debt Financing Agreement, YA, and any investor that exercises its contractual right previously granted by us to participate in the transactions contemplated thereby (collectively with YA, the “Investors”), will advance an initial total amount of $9.6 million to NioCorp in consideration of the issuance by NioCorp to the Investors of $10.0 million aggregate principal amount of Convertible Debentures at the time of the Closing (the “First Debenture Closing”), and an additional total amount of $5.76 million to NioCorp in consideration of the issuance by NioCorp to the Investors of $6.0 million aggregate principal amount of Convertible Debentures on a date to be determined at the election of NioCorp, but which may not be prior to the later to occur of (i) the date of filing of a registration statement registering the resale by the Investors of the Common Shares issuable upon conversion of the Convertible Debentures and the exercise of the related Financing Warrants issuable pursuant to the Yorkville Convertible Debt Financing Agreement and (ii) the Closing Date. The Convertible Debentures and the Financing Warrants were offered to the Investors on a private offering basis pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. See “Description of Capital Stock—Yorkville Convertible Debentures” and “Description of Capital Stock—Financing Warrants,” respectively, for descriptions of certain terms of the Convertible Debentures and the Financing Warrants.

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The Yorkville Convertible Debt Financing Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Yorkville Convertible Debt Financing Agreement were made only for purposes of the Yorkville Convertible Debt Financing Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The Yorkville Convertible Debt Financing Agreement also contains certain covenants that, among other things, limit NioCorp’s ability to use the proceeds from the Yorkville Convertible Debt Financing to repay related party debt or to enter into any variable rate transaction other than with Yorkville, subject to certain exceptions.

The Yorkville Convertible Debt Financing Agreement will terminate automatically if the Business Combination Agreement is terminated. Also, the Investors will have the right to terminate the Yorkville Convertible Debt Financing Agreement if the First Debenture Closing does not occur on or prior to March 22, 2023. NioCorp will have the right to terminate the Yorkville Convertible Debt Financing Agreement at any time prior to the First Debenture Closing, provided that it will be required to pay a cash termination fee of $1,600,000 to the Investors, on a pro rata basis.

On January 26, 2023, in connection with the Yorkville Convertible Debt Financing Agreement, NioCorp and Yorkville also entered into a registration rights agreement (the “Convertible Debt Financing Registration Rights Agreement”) pursuant to which, among other matters, NioCorp has agreed to file with the SEC a registration statement registering under the Securities Act the resale by the Investors of the Common Shares issuable upon the conversion of the Convertible Debentures and the exercise of the Financing Warrants, as soon as practicable but no later than 21 calendar days following the Closing, and to use its reasonable best efforts to have the Convertible Debt Financing Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than the 45th calendar day following the filing date thereof. NioCorp further agreed to use its reasonable best efforts to cause the Convertible Debt Financing Registration Statement to remain continuously effective for a period that will terminate upon the first date on which all of the Common Shares issuable upon the conversion of the Convertible Debentures and the exercise of the Financing Warrants may be sold without restriction, including volume and manner-of-sale restrictions, pursuant to Rule 144 under the Securities Act or have been sold by Investors. NioCorp also granted to the Investors certain demand rights for underwritten shelf takedowns and piggyback registration rights with respect to the Common Shares issuable upon the conversion of the Convertible Debentures and the exercise of the Financing Warrants.

We are filing the registration statement of which this prospectus is a part, among other reasons, to satisfy our obligations under the Convertible Debt Financing Registration Rights Agreement with respect to registering the Common Shares issuable upon conversion of the Convertible Debentures and exercise of the Financing Warrants.

June 2022 Private Placement

On June 30, 2022, the Company issued 4,981,035 Units at a price of C$0.96 per Unit, for aggregate gross proceeds of approximately C$4.78 million, in connection with the closing of the June 2022 Private Placement. Each Unit consisted of one Common Share and one Private Placement Warrant. The Private Placement Warrants may be exercised for one Common Share at a price of C$1.10 until June 30, 2024. Additionally, in connection with the June 2022 Private Placement, as part of the finder’s fee, we issued an aggregate of 65,100 Finder Warrants to the Finders, each of which is exercisable for one Common Share at a price of C$1.10 until June 30, 2024.

In connection with the June 2022 Private Placement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) with each Private Placement Investor. The Subscription Agreements contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. The Units were issued on a private offering basis to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act), the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of

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Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants the investors made to the Company in connection with their purchase of the Units.

Corporate Information

Our Common Shares trade on the TSX under the symbol “NB” and on the OTC Markets trading platform under the symbol “NIOBF.” We anticipate that following the Closing Date, the Common Shares will trade on Nasdaq under the symbol “NB.” Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, and our telephone number is (855) 264-6267. Our website address is www.niocorp.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

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SECURITIES OFFERED

Common Shares Offered by the Selling Shareholders

Up to 80,899,436 Common Shares consisting of:

(a)     up to 59,682,329 Common Shares issuable upon conversion of the Convertible Debentures;

(b)     up to 16,274,972 Common Shares issuable upon exercise of the Financing Warrants;

(c)     up to 4,877,035 Common Shares issuable upon exercise of the Private Placement Warrants; and

(d)     up to 65,100 Common Shares issuable upon exercise of the Finder Warrants.

Common Shares Outstanding Prior to this Offering	282,466,201 Common Shares (as of March 10, 2023).
Common Shares Outstanding After this Offering	363,365,637 Common Shares, assuming the issuance of (i) 59,682,329 Common Shares upon conversion of the Convertible Debentures, (ii) 16,274,972 Common Shares upon exercise of the Financing Warrants, (iii) 4,877,035 Common Shares upon exercise of the Private Placement Warrants and (iv) 65,100 Common Shares upon exercise of the Financing Warrants.
Use of Proceeds	We will not receive any proceeds from the sale of Common Shares included in this prospectus by the Selling Shareholders. However, we will receive the cash exercise price of the Private Placement Warrants and the Finder Warrants upon exercise thereof and may receive proceeds upon payment of the exercise price of the Financing Warrants. See “Use of Proceeds.”
Market for Common Shares	Our Common Shares trade on the TSX under the symbol “NB” and on the OTC Markets trading platform under the symbol “NIOBF.” We anticipate that, following the Closing Date, the Common Shares will trade on Nasdaq under the symbol “NB.”
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

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RISK FACTORS

Investing in our Common Shares involves a high degree of risk. Before making a decision to invest in our Common Shares, you should carefully consider the risks described below and under the heading “Risk Factors” in the applicable prospectus supplement, and discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our Common Shares.

Additional Risks Related to this Offering and Our Common Shares

Future sales, or the perception of future sales, of Common Shares by existing shareholders or by us, or future dilutive issuances of Common Shares by us, could adversely affect prevailing market prices for the Common Shares.

Subject to compliance with applicable securities laws, sales of a substantial number of Common Shares in the public market could occur at any time, including sales of Common Shares by the Selling Shareholders. These sales, or the market perception that the holders of a large number of Common Shares or securities convertible into Common Shares intend to sell Common Shares, could reduce the prevailing market price of the Common Shares. The effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of the Common Shares is uncertain. If the market price of the Common Shares were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

Following the consummation of the Transactions, GXII, GX Sponsor II LLC, in its capacity as a shareholder of GXII (the “Sponsor”), as well as the pre-Closing directors and officers of NioCorp and GXII, will be subject to “lock-up” restrictions. The provisions of these “lock-up” restrictions may be waived under limited circumstances and allow us to, among other things, issue additional Common Shares, or allow the directors and officers of NioCorp or its shareholders to sell their Common Shares at any time. There are no pre-established conditions for the grant of such a waiver by the relevant parties, and any decision by the applicable parties to waive those conditions may depend on a number of factors, which might include market conditions, the performance of the Common Shares in the market and our financial condition at that time. If the “lock-up” restrictions of NioCorp are waived, additional Common Shares will be issued, and if the “lock-up” restrictions of the applicable shareholders or the directors and officers of NioCorp are waived, additional Common Shares will be available for sale into the public market, subject to applicable securities laws, which, in both cases, could reduce the prevailing market price for the Common Shares.

In addition, pursuant to the Yorkville Convertible Debt Financing Agreement, YA may convert the Convertible Debentures and exercise the Financing Warrants from time to time, subject to certain limitations, and we will issue Common Shares to YA upon such conversions and exercises. We have agreed to file a registration statement under the Securities Act covering resales by YA of the Common Shares issuable upon conversion of the Convertible Debentures and exercise of the Financing Warrants. Accordingly, any Common Shares that we issue upon conversion of the Convertible Debentures or exercise of the Financing Warrants will be available for sale into the public market, subject to applicable securities laws, which could reduce the prevailing market price for the Common Shares.

Additionally, pursuant to the Yorkville Equity Facility Financing Agreement, YA has committed to purchase up to $65.0 million of our Common Shares, at our direction from time to time during the Commitment Period, subject to certain limitations and the satisfaction of the conditions in the Yorkville Equity Facility Financing Agreement. Pursuant to the terms of the Yorkville Equity Facility Financing Agreement, we will issue $650,000 of our Common Shares to YA as consideration for its irrevocable commitment to purchase Common Shares under the Yorkville Equity Facility Financing Agreement. We have agreed to file a registration statement under the Securities Act covering sales by YA of the Common Shares issuable pursuant to the Yorkville Equity Facility Financing

9

Agreement. Accordingly, any Common Shares that we issue pursuant to the Yorkville Equity Facility Financing Agreement will be available for sale into the public market, subject to applicable securities laws, which could reduce the prevailing market price for the Common Shares.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

In connection with the Closing, we intend to list the Common Shares on Nasdaq under the symbol “NB.” If, after the Transactions, Nasdaq delists the Common Shares from trading on its exchange for failure to meet Nasdaq listing standards, the Company and its shareholders could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	a determination that our Common Shares are a “penny stock,” which will require brokers trading in Common Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Common Shares;
•	a limited amount of analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

The Articles of NioCorp, as amended in connection with the Transactions (the “Amended Articles”), will permit us to issue an unlimited number of Common Shares without seeking shareholder approval.

The Amended Articles will permit us to issue an unlimited number of Common Shares. It is anticipated that we will, from time to time, issue additional Common Shares in the future. Subject to the requirements of the British Columbia Business Corporations Act, Nasdaq and the TSX, we will not be required to obtain the approval of the NioCorp shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

NioCorp may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse U.S. federal income tax consequences for U.S. investors.

If NioCorp is a passive foreign investment company (“PFIC”) for any taxable year, or portion thereof, that is included in the holding period of a U.S. holder of Common Shares, such U.S. holder may be subject to certain adverse U.S. federal income tax consequences and additional reporting requirements. Although NioCorp believes it was classified as a PFIC during its taxable years ended June 30, 2022 and June 30, 2021, based on the current composition of its income and assets, as well as current business plans and financial expectations, NioCorp does not currently expect to be treated as a PFIC for the taxable year in which the Transactions occur or any foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, it is possible notwithstanding NioCorp’s conclusion that the U.S. Internal Revenue Service (the “IRS”) could assert, and that a court could sustain, a determination that NioCorp is a PFIC. Accordingly, there can be no assurance that NioCorp will not be treated as a PFIC for any taxable year. Each holder of Common Shares should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of such securities.

The Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences.

Section 7874 and related sections of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provide for certain adverse tax consequences when the stock of a U.S. corporation is acquired by a non-U.S. corporation in certain transactions in which former shareholders of the U.S. corporation come to own 60% or more of the stock of the non-U.S. corporation (by vote or value, and applying certain specific counting and ownership rules). These adverse tax consequences include (i) potential additional required gain recognition by the U.S. corporation, (ii) treatment of certain payments to the non-U.S. corporation that reduce gross income as “base erosion payments,” (iii) an excise tax on certain options and stock-based compensation of the U.S. corporation, (iv) disallowance of “qualified dividend” treatment for distributions by the non-U.S. corporation, and (v) if former shareholders of the

10

U.S. corporation come to own 80% or more of the stock of the non-U.S. corporation, treatment of the non-U.S. corporation as a U.S. corporation subject to U.S. federal income tax on its worldwide income (in addition to any tax imposed by non-U.S. jurisdictions). If the Transactions result in the application of any of these, or any other, adverse tax consequences, NioCorp could incur significant additional tax costs. While NioCorp currently does not believe the Transactions will cause such adverse tax consequences as a result of section 7874 and related sections of the Code, this determination is subject to significant legal and factual uncertainty. NioCorp has not sought and will not seek any rulings from the IRS as to the tax treatment of any of the Transactions, and the Closing of the Transactions is not conditioned upon receiving a ruling from any tax authority or opinion from any tax advisor in regards to any particular tax treatment. Further, there can be no assurance that your tax advisor, the IRS, or a court, will agree with the position that NioCorp is not subject to these adverse tax consequences.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”).

Forward-looking statements have been based upon our current business and operating plans, as approved by the Company’s Board of Directors, and may include statements regarding our cash and other funding requirements and timing and sources thereof; results of feasibility studies; the accuracy of mineral resource and reserve estimates and assumptions on which they are based; the results of economic assessments and exploration activities; and current market conditions and project development plans, and the Transactions. The material assumptions used to develop the forward-looking statements and forward-looking information included in this prospectus include: our expectations of mineral prices; our forecasts and expected cash flows; our projected capital and operating costs; accuracy of mineral resource estimates and resource modeling and feasibility study results; expectations regarding mining and metallurgical recoveries; timing and reliability of sampling and assay data; anticipated political and social conditions; expected national and local government policies, including legal reforms; successful advancement of the Company’s required permitting processes; the ability to successfully raise additional capital; the Company and GXII being able to receive all required regulatory and third-party approvals for the Transactions; the amount of redemptions by GXII public stockholders; the consummation of the transactions contemplated by the Yorkville Equity Facility Financing Agreement and the Yorkville Convertible Debt Financing Agreement; and other current estimates and assumptions regarding the proposed Transactions and their benefits.

Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” and similar expressions, or statements that events, conditions, or results “will,” “may,” “could,” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates,” or “intends,” or stating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, and assumptions. Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to the following:

Risks Related to Our Business:

•	risks related to our ability to operate as a going concern;
•	risks related to our requirement of significant additional capital;
•	risks related to our limited operating history;
•	risks related to our history of losses;
•	risks related to the restatement of our consolidated financial statements as of and for the fiscal years ended June 30, 2022 and 2021 and the interim periods ended September 30, 2021, December 31, 2021, and March 31, 2022 and the impact of such restatement on our future financial statements and other financial measures;
•	risks related to the material weakness in our internal control over financial reporting, our efforts to remediate such material weakness and the timing of remediation;
•	risks related to cost increases for our exploration and, if warranted, development projects;
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•	risks related to a disruption in, or failure of, our information technology systems, including those related to cybersecurity;
•	risks related to equipment and supply shortages;
•	risks related to current and future offtake agreements, joint ventures, and partnerships;
•	risks related to our ability to attract qualified management;
•	risks related to the effects of the COVID-19 pandemic or other global health crises on our business plans, financial condition, and liquidity; and
•	risks related to the ability to enforce judgment against certain of our directors.

Risks Related to Mining and Exploration:

•	risks related to estimates of mineral resources and reserves;
•	risks related to mineral exploration and production activities;
•	risks related to our lack of mineral production from our properties;
•	risks related to the results of our metallurgical testing;
•	risks related to the price volatility of commodities;
•	risks related to the establishment of a reserve and resource for REEs and the development of a viable recovery process for REEs;
•	risks related to the estimation of mineral resources and mineral reserves;
•	risks related to changes in mineral resource and reserve estimates;
•	risks related to competition in the mining industry;
•	risks related to the management of the water balance at the Elk Creek Project;
•	risks related to claims on the title to our properties;
•	risks related to potential future litigation; and
•	risks related to our lack of insurance covering all our operations.

Risks Related to Government Regulations:

•	risks related to our ability to obtain or renew permits and licenses for production;
•	risks related to government and environmental regulations that may increase our costs of doing business or restrict our operations;
•	risks related to changes in federal and/or state laws that may significantly affect the mining industry;
•	risks related to the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; and
•	risks related to land reclamation requirements.

Risks Related to Our Debt:

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•	risks related to covenants contained in agreements with our secured creditors that may affect our assets; and
•	risks related to the extent to which our level of indebtedness may impair our ability to obtain additional financing.

Risks Related to the Common Shares:

•	risks related to our potential qualification as a “passive foreign investment company” under the Code; and
•	risks related to the Common Shares, including price volatility, lack of dividend payments, dilution, and penny stock rules.

Risks Related to the Transactions:

•	risks related to the outcome of any legal proceedings that may be instituted against the Company or GXII following announcement of the Business Combination Agreement and the Transactions;
•	the risk that the consummation of the Transactions disrupts our current plans;
•	risks relating to the ability to recognize the anticipated benefits of the Transactions; and
•	risks relating to unexpected costs related to the Transactions.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties, and other factors, including without limitation those discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The Company’s forward-looking statements contained in this prospectus are based on the beliefs, expectations, and opinions of management as of the date of this prospectus. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations, or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to, or place undue reliance on, forward-looking statements.

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USE OF PROCEEDS

This prospectus relates to Common Shares that may be offered and sold from time to time by the Selling Shareholders. All of the Common Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their own account. We will not receive any of the proceeds from these sales. However, we will receive the cash exercise price of the Private Placement Warrants and the Finder Warrants upon exercise thereof and may receive proceeds upon payment of the exercise price of the Financing Warrants. We expect to use the proceeds that we receive from the exercise of the Warrants for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation, and to satisfy the fees and expenses incurred in connection with the Transactions, if required.

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DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which Common Shares may be sold by the Selling Shareholders under this prospectus as the price will be determined by the prevailing public market price for our Common Shares, by negotiations between the Selling Shareholders and the buyers of Common Shares in private transactions or as otherwise described in “Plan of Distribution.”

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SELLING SHAREHOLDERS

This prospectus relates to the offer and sale from time to time of up to an aggregate of 80,899,436 Common Shares, consisting of (a) up to 59,682,329 Common Shares issuable upon conversion of the Convertible Debentures issuable pursuant to the Yorkville Convertible Debt Financing Agreement, (b) up to 16,274,972 Common Shares issuable upon exercise of the Financing Warrants issuable pursuant to the Yorkville Convertible Debt Financing Agreement, (c) up to 4,877,035 Common Shares issuable upon exercise of the Private Placement Warrants, which were issued to the Private Placement Investors in connection with the June 2022 Private Placement, and (d) up to 65,100 Common Shares issuable upon exercise of the Finder Warrants, which were issued to the Finders as part of a finder’s fee in connection with the June 2022 Private Placement. For additional information regarding the issuances of Common Shares covered by this prospectus, see the section titled “Summary—Background.” Except for the transactions contemplated by the Yorkville Convertible Debt Financing Agreement and the Yorkville Equity Facility Financing Agreement, YA does not, and has not had, any material relationship with us. With the exception of Lind Global Asset Management III, LLC, none of the Private Placement Investors has, or has had, any material relationship with us. The Company previously issued to Lind Global Asset Management III, LLC a convertible security, which is no longer outstanding, and Common Share purchase warrants, exercisable at a price per Common Share of C$0.97, expiring February 19, 2025 (the “Lind Warrants”), pursuant to a convertible security funding agreement, dated as of February 16, 2021.

The table below presents information regarding the Selling Shareholders and the Common Shares that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholders. The number of Common Shares in the column “Maximum Number of Common Shares to be Offered Pursuant to this Prospectus” represents all of the Common Shares that the Selling Shareholders may offer under this prospectus. The Selling Shareholders may sell some, all or none of their Common Shares covered by this prospectus in this offering. We do not know how long the Selling Shareholders will hold the Common Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the Common Shares the Selling Shareholders may offer under this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Common Shares with respect to which the Selling Shareholders have voting and investment power. The percentage of Common Shares beneficially owned by the Selling Shareholders prior to and after the offering shown in the table below is based on an aggregate of 282,466,201 Common Shares outstanding on March 10, 2023. The number of Common Shares that may actually be issued by us upon conversion of the Convertible Debentures and exercise of the Warrants may be fewer than the number of Common Shares being offered by this prospectus. The fourth column assumes the issuance of all of the Common Shares offered by the Selling Shareholders pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise described below, based on the information provided to us by the Selling Shareholders, none of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer.

	Number of Common Shares Beneficially Owned Prior to Offering		Maximum Number of Common Shares to be Offered Pursuant to this Prospectus	Number of Common Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	Percent		Number	Percent
YA II PN, Ltd. (1)	76,637,191	21.34%	75,957,301	679,890	*
Lind Global Asset Management III, LLC (2)	9,621,883	3.29%	364,583	9,257,300	3.17%
Steve Everhart (3)	3,927,741	1.39%	653,370	3,274,371	1.16%
Gerardus M.M. Op De Weegh (4)	10,000	*	10,000	—	—
Luc Jansen (5)	625,000	*	60,000	565,000	*
Kenneth Thoonen (6)	239,850	*	60,000	179,850	*
Eva Jasja van der Haar (7)	50,000	*	7,500	42,500	*
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Wim Bakker (8)	17,708	*	5,208	12,500	*
Benedikt Bruggeman (9)	215,000	*	50,000	165,000	*
Rene Clignett (10)	615,307	*	65,000	550,307	*
Klaas de Groot (11)	62,500	*	20,000	42,500	*
Jozef D'Hauwe (12)	36,000	*	10,000	26,000	*
Willemina Johanna de Vries-Mulder (13)	132,500	*	50,000	82,500	*
Hassan Ghrib (14)	136,300	*	50,000	86,300	*
Bennie Hoornveld (15)	76,960	*	30,000	46,960	*
Hans Janshen (16)	323,000	*	100,000	223,000	*
Marc Joosten (17)	296,000	*	100,000	196,000	*
La Montagne Beheer B.V. (18)	22,000	*	10,000	12,000	*
Alwin Leltz (19)	30,000	*	10,000	20,000	*
Ramon Salceda (20)	80,869	*	10,000	70,869	*
Alwin Tetteroo (21)	225,748	*	60,000	165,748	*
Peter Tromp (22)	247,500	*	100,000	147,500	*
Toon van Ginderen (23)	95,000	*	50,000	45,000	*
Christa van Ittersum (24)	212,919	*	100,000	112,919	*
Dirk MCA van Meteren (25)	600,000	*	25,000	575,000	*
Renny van Wijk (26)	200,000	*	100,000	100,000	*
Joannes Peter van Wijk (27)	83,000	*	25,000	58,000	*
Anthonie van Zalk (28)	115,000	*	50,000	65,000	*
Martin Vandamme (29)	195,000	*	90,000	105,000	*
Edo Veenis (30)	140,000	*	30,000	110,000	*
Jozeph Verbon (31)	171,500	*	50,000	121,500	*
Adrianus Verburg (32)	181,900	*	60,000	121,900	*
Mark Verhaaren (33)	50,000	*	25,000	25,000	*
Kees Volders (34)	109,214	*	10,000	99,214	*
Earth Labs Inc. (35)	250,000	*	125,000	125,000	*
James Rowland (36)	26,800	*	13,400	13,400	*
Advisir Venture (37)	104,167	*	104,167	—	—
Gloria Christilaw (38)	176,633	*	71,000	105,633	*
David Christilaw and/or Gloria Christilaw JTWROS (39)	130,734	*	72,000	58,734	*
Sarah Christilaw (40)	180,100	*	70,000	110,100	*
Adam Christilaw and/or Hayley Christilaw JTWROS (41)	144,656	*	49,000	95,656	*
Hayley Christilaw (42)	125,522	*	40,000	85,522	*
Don Heath (43)	427,300	*	148,000	279,300	*
Debby Heath (44)	238,300	*	81,000	157,300	*
Vance Merson and/or Ellen Merson JTWROS (45)	56,000	*	31,000	25,000	*
Maria Elizabeth Moore (46)	479,000	*	122,500	356,500	*
Donna Kings (47)	125,000	*	30,000	95,000	*
Don Ambeau (48)	149,000	*	47,000	102,000	*
Marva Usher (49)	135,000	*	50,000	85,000	*
Michelle Amey (50)	165,165	*	50,000	115,165	*
David Christilaw (51)	1,213,222	*	361,000	852,222	*
Adam Christilaw (52)	611,622	*	208,500	403,122	*
Colleen Fox (53)	256,400	*	100,000	156,400	*
Chris Young (54)	918,000	*	179,000	739,000	*
Weber Investment Corporation (55)	1,745,000	*	450,000	1,295,000	*
Robert M Laird (56)	116,704	*	33,807	82,897	*
Research Capital Corporation (57)	142,761	*	64,800	77,961	*
Red Cloud Mining Capital Inc. (58)	300	*	300	—	—
Total	103,699,976	27.62%	80,899,436	22,800,540	6.07%
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*	Represents ownership of less than 1%.
(1)	Beneficial ownership includes (a) an estimated 679,890 Commitment Shares, which is equal to $650,000 divided by approximately $0.9560 (which is the closing price of the Common Shares on the TSX on March 10, 2023 of C$1.32, converted to U.S. dollars using the daily exchange rate on March 10, 2023 as quoted by the Bank of Canada of US$1.00:C$1.3807); (b) an estimated 59,682,329 Common Shares issuable upon conversion of the Convertible Debentures, assuming (i) the conversion of all $16,000,000 aggregate principal amount of the Convertible Debentures, plus $1,602,192 of accrued interest, (ii) a conversion price of approximately $0.2949 (which is equal to 30% of the average of the daily volume-weighted average price of the Common Shares on the TSX during the five consecutive trading days ending on March 10, 2023 of approximately C$1.3574, converted to U.S. dollars using the daily exchange rate on March 10, 2023 as quoted by the Bank of Canada of US$1.00:C$1.3807) and (iii) none of the limitations on conversion of the Convertible Debentures set forth in the Yorkville Convertible Debt Financing Agreement apply; and (c) an estimated 16,274,972 Common Shares issuable upon exercise of the Financing Warrants, assuming (i) all of the Financing Warrants to be issued in connection with the issuance of all $16,000,000 aggregate principal amount of the Convertible Debentures are issued on the same date, (ii) an exercise price of approximately $0.9831 (which is equal to the greater of (x) $10.00 divided by the Exchange Ratio, or approximately $0.8942, and (y) the average of the daily volume-weighted average price of the Common Shares on the TSX during the five consecutive trading days ending on March 10, 2023 of approximately C$1.3574, converted to U.S. dollars using the daily exchange rate on March 10, 2023 as quoted by the Bank of Canada of US$1.00:C$1.3807), (iii) none of the holders of the Financing Warrants elects cashless exercise and (iv) none of the limitations on exercise of the Financing Warrants set forth the Yorkville Convertible Debt Financing Agreement apply. Pursuant to the terms of the Convertible Debentures and the Financing Warrants, YA may not convert Convertible Debentures or exercise Financing Warrants into Common Shares in an amount that would result in YA (or its affiliates) beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) more than 4.99% of the Common Shares outstanding immediately after giving effect to such conversion or exercise or receipt of shares (the “Beneficial Ownership Limitation”); provided that YA may waive the Beneficial Ownership Limitation upon not less than 65 days’ prior notice to NioCorp. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Common Shares beneficially owned prior to the offering all of the Common Shares that YA may be required to purchase under the Yorkville Equity Facility Financing Agreement, because the issuance of such Common Shares is solely at our discretion and is subject to conditions contained in the Yorkville Equity Facility Financing Agreement, the satisfaction of which are entirely outside of YA’s control. YA is a fund managed by Yorkville Advisors Global, LP. Yorkville Advisors Global II, LLC is the General Partner of Yorkville Advisors Global, LP. All investment decisions for YA are made by Yorkville Advisors Global II, LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.
(2)	The Selling Shareholder, Lind Global Asset Management III, LLC, is the registered owner of the Common Shares. The jurisdiction of the Selling Shareholder is the United States. Each of Lind Global Macro Fund, LP, the sole member of Lind Global Asset Management III, LLC, Lind Global Partners LLC, the general partner of Lind Global Macro Fund, LP, and Jeff Easton, the managing member of Lind Global Macro Fund, LP, have voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 8,558,000 Common Shares issuable upon exercise of the Lind Warrants, (b) 699,300 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$1.63, expiring May 10, 2023, issued in the Company’s May 2021 non-brokered private placement (the “May 2021 Warrants”), and (c) 364,583 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 364,583 Common Shares issuable upon exercise of Private Placement Warrants.
(3)	The Selling Shareholder, Steve Everhart, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is the United States. Beneficial ownership includes (a) 3,125,000 Common Shares, (b) 149,371 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 653,370 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 653,370 Common Shares issuable upon exercise of Private Placement Warrants.
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(4)	The Selling Shareholder, Gerardus M.M. Op De Weegh, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Aruba. Beneficial ownership includes 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(5)	The Selling Shareholder, Luc Jansen, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 565,000 Common Shares and (b) 60,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 60,000 Common Shares issuable upon exercise of Private Placement Warrants.
(6)	The Selling Shareholder, Kenneth Thoonen, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 179,850 Common Shares and (b) 60,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 60,000 Common Shares issuable upon exercise of Private Placement Warrants.
(7)	The Selling Shareholder, Eva Jasja van der Haar, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 42,500 Common Shares and (b) 7,500 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 7,500 Common Shares issuable upon exercise of Private Placement Warrants.
(8)	The Selling Shareholder, Wim Bakker, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 5,000 Common Shares, (b) 7,500 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 5,208 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 5,208 Common Shares issuable upon exercise of Private Placement Warrants.
(9)	The Selling Shareholder, Benedikt Bruggeman, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 150,000 Common Shares, (b) 15,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 50,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 50,000 Common Shares issuable upon exercise of Private Placement Warrants.
(10)	The Selling Shareholder, Rene Clignett, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 535,307 Common Shares, (b) 15,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 65,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 65,000 Common Shares issuable upon exercise of Private Placement Warrants.
(11)	The Selling Shareholder, Klaas de Groot, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 20,000 Common Shares, (b) 22,500 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 20,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 20,000 Common Shares issuable upon exercise of Private Placement Warrants.
(12)	The Selling Shareholder, Jozef D'Hauwe, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 26,000 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
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(13)	The Selling Shareholder, Willemina Johanna de Vries-Mulder, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 67,500 Common Shares, (b) 15,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 50,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 50,000 Common Shares issuable upon exercise of Private Placement Warrants.
(14)	The Selling Shareholder, Hassan Ghrib, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 71,300 Common Shares, (b) 15,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 50,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 50,000 Common Shares issuable upon exercise of Private Placement Warrants.
(15)	The Selling Shareholder, Bennie Hoornveld, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 31,960 Common Shares, (b) 15,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 30,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 30,000 Common Shares issuable upon exercise of Private Placement Warrants.
(16)	The Selling Shareholder, Hans Janshen, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 208,000 Common Shares, (b) 15,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 100,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 100,000 Common Shares issuable upon exercise of Private Placement Warrants.
(17)	The Selling Shareholder, Marc Joosten, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 166,000 Common Shares, (b) 30,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 100,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 100,000 Common Shares issuable upon exercise of Private Placement Warrants.
(18)	The Selling Shareholder, La Montagne Beheer B.V., is the registered owner of the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. PJ van Bergen, Director of La Montagne Beheer B.V., has voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 12,000 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(19)	The Selling Shareholder, Alwin Leltz, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 20,000 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(20)	The Selling Shareholder, Ramon Salceda, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 70,869 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(21)	The Selling Shareholder, Alwin Tetteroo, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 150,748 Common Shares, (b) 15,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 60,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 60,000 Common Shares issuable upon exercise of Private Placement Warrants.
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(22)	The Selling Shareholder, Peter Tromp, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 140,000 Common Shares, (b) 7,500 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 100,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 100,000 Common Shares issuable upon exercise of Private Placement Warrants.
(23)	The Selling Shareholder, Toon van Ginderen, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 45,000 Common Shares issuable upon exercise of May 2021 Warrants and (b) 50,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 50,000 Common Shares issuable upon exercise of Private Placement Warrants.
(24)	The Selling Shareholder, Christa van Ittersum, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 112,919 Common Shares and (b) 100,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 100,000 Common Shares issuable upon exercise of Private Placement Warrants.
(25)	The Selling Shareholder, Dirk MCA van Meteren, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 545,000 Common Shares, (b) 30,000 Common Shares issuable upon exercise of May 2021 Warrants and (c) 25,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 25,000 Common Shares issuable upon exercise of Private Placement Warrants.
(26)	The Selling Shareholder, Renny van Wijk, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 100,000 Common Shares and (b) 100,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 100,000 Common Shares issuable upon exercise of Private Placement Warrants.
(27)	The Selling Shareholder, Joannes Peter van Wijk, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 58,000 Common Shares and (b) 25,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 25,000 Common Shares issuable upon exercise of Private Placement Warrants.
(28)	The Selling Shareholder, Anthonie van Zalk, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 50,000 Common Shares, (b) 15,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 50,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 50,000 Common Shares issuable upon exercise of Private Placement Warrants.
(29)	The Selling Shareholder, Martin Vandamme, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 90,000 Common Shares, (b) 15,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 90,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 90,000 Common Shares issuable upon exercise of Private Placement Warrants.
(30)	The Selling Shareholder, Edo Veenis, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 110,000 Common Shares and (b) 30,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 30,000 Common Shares issuable upon exercise of Private Placement Warrants.
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(31)	The Selling Shareholder, Jozeph Verbon, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 121,500 Common Shares and (b) 50,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 50,000 Common Shares issuable upon exercise of Private Placement Warrants.
(32)	The Selling Shareholder, Adrianus Verburg, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 121,900 Common Shares and (b) 60,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 60,000 Common Shares issuable upon exercise of Private Placement Warrants.
(33)	The Selling Shareholder, Mark Verhaaren, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 25,000 Common Shares and (b) 25,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 25,000 Common Shares issuable upon exercise of Private Placement Warrants.
(34)	The Selling Shareholder, Kees Volders, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 91,714 Common Shares, (b) 7,500 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(35)	The Selling Shareholder, Earth Labs Inc., is the registered owner of the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Mathew Wilson has voting and investment power over the Common Shares and may be deemed a beneficial owner. Beneficial ownership includes (a) 125,000 Common Shares and (b) 125,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 125,000 Common Shares issuable upon exercise of Private Placement Warrants.
(36)	The Selling Shareholder, James Rowland, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is the United States. Beneficial ownership includes (a) 13,400 Common Shares and (b) 13,400 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 13,400 Common Shares issuable upon exercise of Private Placement Warrants.
(37)	The Selling Shareholder, Advisir Venture, is the registered owner of the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Advisir Venture is a wholly owned subsidiary of Report Card Canada Media. Gary Kelly has voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes 104,167 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 104,167 Common Shares issuable upon exercise of Private Placement Warrants.
(38)	The Selling Shareholder, Gloria Christilaw, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 77,633 Common Shares, (b) 28,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 71,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 71,000 Common Shares issuable upon exercise of Private Placement Warrants. Gloria Christilaw also has voting and investment power over Common Shares that she beneficially owns with David Christilaw. See footnote 39.
(39)	The Selling Shareholders, David Christilaw and/or Gloria Christilaw JTWROS, have shared voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholders is Canada. Beneficial ownership includes (a) 58,734 Common Shares and (b) 72,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholders are offering pursuant to this prospectus 72,000 Common Shares issuable upon exercise of Private Placement Warrants.
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(40)	The Selling Shareholder, Sarah Christilaw, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 70,100 Common Shares, (b) 40,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 70,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 70,000 Common Shares issuable upon exercise of Private Placement Warrants.
(41)	The Selling Shareholders, Adam Christilaw and/or Hayley Christilaw JTWROS, have shared voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholders is Canada. Beneficial ownership includes (a) 22,956 Common Shares, (b) 72,700 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 49,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholders are offering pursuant to this prospectus 49,000 Common Shares issuable upon exercise of Private Placement Warrants.
(42)	The Selling Shareholder, Hayley Christilaw, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 40,522 Common Shares, (b) 45,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 40,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 40,000 Common Shares issuable upon exercise of Private Placement Warrants. Hayley Christilaw also has voting and investment power over Common Shares that she beneficially owns with Adam Christilaw. See footnote 41.
(43)	The Selling Shareholder, Don Heath, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 188,000 Common Shares, (b) 91,300 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 148,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 148,000 Common Shares issuable upon exercise of Private Placement Warrants.
(44)	The Selling Shareholder, Debby Heath, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 101,000 Common Shares, (b) 56,300 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 81,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 81,000 Common Shares issuable upon exercise of Private Placement Warrants.
(45)	The Selling Shareholders, Vance Merson and/or Ellen Merson JTWROS, have shared voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 25,000 Common Shares and (b) 31,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 31,000 Common Shares issuable upon exercise of Private Placement Warrants.
(46)	The Selling Shareholder, Maria Elizabeth Moore, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 252,500 Common Shares, (b) 104,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 122,500 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 122,500 Common Shares issuable upon exercise of Private Placement Warrants.
(47)	The Selling Shareholder, Donna Kings, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 60,000 Common Shares, (b) 35,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 30,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 30,000 Common Shares issuable upon exercise of Private Placement Warrants.
(48)	The Selling Shareholder, Don Ambeau, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 67,000 Common Shares, (b) 35,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 47,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 47,000 Common Shares issuable upon exercise of Private Placement Warrants.
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(49)	The Selling Shareholder, Marva Usher, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 50,000 Common Shares, (b) 35,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 50,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 50,000 Common Shares issuable upon exercise of Private Placement Warrants.
(50)	The Selling Shareholder, Michelle Amey, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 80,165 Common Shares, (b) 35,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 50,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 50,000 Common Shares issuable upon exercise of Private Placement Warrants.
(51)	The Selling Shareholder, David Christilaw, has sole voting and investment power over the Common Shares. The securities beneficially owned and offered hereunder are held by David Christilaw both through David Christilaw CHARTERED ACCOUNTANT PROFESSIONAL CORPORATION, a professional corporation organized under the laws of Ontario and through a solely owned entity, 939042 Ontario Inc., a corporation incorporated under the laws of Ontario, Canada. David Christilaw is the person at David Christilaw CHARTERED ACCOUNTANT PROFESSIONAL CORPORATION and 939042 Ontario Inc. that exercises voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 555,222 Common Shares, (b) 297,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 361,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 361,000 Common Shares issuable upon exercise of Private Placement Warrants. David Christilaw also has voting and investment power over Common Shares of the Company that he beneficially owns with Gloria Christilaw. See footnote 39.
(52)	In addition to the Common Shares and Common Share purchase warrants he owns individually, the Selling Shareholder, Adam Christilaw, has sole voting and investment power over and may be deemed to be a beneficial owner of the Common Shares and Common Share purchase warrants registered in the name of 2064501 Ontario Inc, a corporation incorporated under the laws of Canada. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 187,522 Common Shares, (b) 215,600 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 208,500 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 208,500 Common Shares issuable upon exercise of Private Placement Warrants. Adam Christilaw also has voting and investment power over Common Shares of the Company that he beneficially owns with Hayley Christilaw. See footnote 41.
(53)	In addition to the Common Shares and Common Share purchase warrants she owns individually, Colleen Fox has sole voting and investment power over and may be deemed to be a beneficial owner of the Common Shares and Common Share purchase warrants registered in the name of 2506764 Ontario Inc., a corporation incorporated under the laws of Canada. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 100,100 Common Shares, (b) 56,300 Common Shares issuable upon exercise of May 2021 Warrants and (c) 100,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 100,000 Common Shares issuable upon exercise of Private Placement Warrants.
(54)

In addition to the Common Shares and Common Share purchase warrants he owns individually, Chris Young has sole voting and investment power over and may be deemed to be a beneficial owner of the Common Shares and Common Share purchase warrants registered in the name of 1589835 Ontario Inc., a corporation incorporated under the laws of Canada. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 529,000 Common Shares, (b) 210,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 179,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 179,000 Common Shares issuable upon exercise of Private Placement Warrants.

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(55)

The Selling Shareholder, Weber Investment Corporation, is the registered owner of the Common Shares and Common Share purchase warrants. The jurisdiction of the Selling Shareholder is Canada. Gary Weber has sole voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 950,000 Common Shares, (b) 345,000 Common Shares issuable upon exercise of May 2021 Warrants, and (c) 450,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 450,000 Common Shares issuable upon exercise of Private Placement Warrants.

(56)	The Selling Shareholder, Robert M Laird, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is the United States. Beneficial ownership includes (a) 82,897 Common Shares and (b) 33,807 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 33,807 Common Shares issuable upon exercise of Private Placement Warrants.
(57)

The Selling Shareholder, Research Capital Corporation, is the registered owner of Common Share purchase warrants. The jurisdiction of the Selling Shareholder is Canada. Patrick Walsh has sole voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 77,961 Common Shares issuable upon exercise Common Share purchase warrants, exercisable at C$0.79, expiring May 10, 2023, and (b) 64,800 Common Shares issuable upon exercise of Finder Warrants. The Selling Shareholder is offering pursuant to this prospectus 64,800 Common Shares issuable upon exercise of Finder Warrants. Research Capital Corporation received the Finder Warrants being offered pursuant to this prospectus as part of a finder’s fee in connection with the June 2022 Private Placement.

(58)

The Selling Shareholder, Red Cloud Mining Capital Inc., is the registered owner of Common Share purchase warrants. The jurisdiction of the Selling Shareholder is Canada. Bruce Tatters, the Chief Executive Officer of Red Cloud Mining Capital Inc., has sole voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes 300 Common Shares issuable upon exercise of Finder Warrants. The Selling Shareholder is offering pursuant to this prospectus 300 Common Shares issuable upon exercise of Finder Warrants. Red Cloud Mining Capital Inc. received the Finder Warrants being offered pursuant to this prospectus as part of a finder’s fee in connection with the June 2022 Private Placement.

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Description of Capital Stock

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares, without par value. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Company’s Board of Directors. The Common Shares are entitled, upon liquidation, dissolution, or winding up of the Company, to receive the remaining assets of the Company available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of the Company, other than as discussed below and Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition of Canada (the “Commissioner”) to review any acquisition of a significant interest in the Company. This legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

Investment Canada Act

The Investment Canada Act subjects an acquisition of control of a company by a non-Canadian to government review if the enterprise value of such company, as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a broad range of investments by a non-Canadian. No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.”

Warrants

From time to time, the Company has outstanding Common Share purchase warrants, with each Common Share purchase warrant exercisable for one Common Share. The exercise price per Common Share and the number of Common Shares issuable upon exercise of Common Share purchase warrants is subject to adjustment upon the occurrence of certain events, including, but not limited to, the following:

•	the subdivision or re-division of the outstanding Common Shares into a greater number of Common Shares;
•	the reduction, combination or consolidation of the outstanding Common Shares into a lesser number of Common Shares;
•	the issuance of Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Common Share purchase warrants or any outstanding options);
•	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another body corporate; and
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•	a reclassification or other similar change to the outstanding Common Shares.

The Company will issue the Common Shares issuable upon exercise of Common Share purchase warrants within five business days following its receipt of notice of exercise and payment of the exercise price, subject to surrender of the Common Share purchase warrants. Prior to the exercise of any Common Share purchase warrants, holders of the Common Share purchase warrants will not have any of the rights of holders of the Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the Common Shares issuable upon exercise.

NioCorp Assumed Warrants

In connection with the Business Combination Agreement, the Company has agreed to assume the Warrant Agreement (the “GXII Warrant Agreement”), dated as of March 17, 2021, by and between GXII and Continental Stock Transfer & Trust Company, and each share purchase warrant of GXII thereunder (the “GXII Warrants”) that is issued and outstanding immediately prior to the Closing Date will be converted into one Common Share purchase warrant (the “NioCorp Assumed Warrants”) pursuant to the GXII Warrant Agreement, as amended by an assignment, assumption and amendment agreement, to be dated the Closing Date (the GXII Warrant Agreement, as so amended, the “NioCorp Assumed Warrant Agreement”), among NioCorp, GXII, Continental Stock Transfer & Trust Company, and Computershare Trust Company, N.A. or one of its affiliates, as successor warrant agent (the “NioCorp Assumed Warrant Agent”). Each NioCorp Assumed Warrant will be exercisable solely for Common Shares, and the number of Common Shares subject to each NioCorp Assumed Warrant will be equal to the number of Class A shares in GXII subject to the applicable GXII Warrant multiplied by 11.1829212, with the applicable exercise price adjusted accordingly.

The NioCorp Assumed Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a NioCorp Assumed Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the NioCorp Assumed Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No NioCorp Assumed Warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a NioCorp Assumed Warrant unless Common Shares issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the NioCorp Assumed Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a NioCorp Assumed Warrant, the holder of such NioCorp Assumed Warrant will not be entitled to exercise such NioCorp Assumed Warrant and such NioCorp Assumed Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any NioCorp Assumed Warrant.

The NioCorp Assumed Warrants, and the underlying Common Shares issuable upon the exercise thereof, are being registered under the Securities Act pursuant to the Company’s registration statement on Form S-4, originally filed on November 7, 2022, as subsequently amended, which was declared effective by the SEC on February 8, 2023.

The Company will have the right to call the NioCorp Assumed Warrants for redemption at any time following the date of Closing:

•	in whole and not in part;
•	at a price of $0.01 per NioCorp Assumed Warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each NioCorp Assumed Warrant holder;
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•	if, and only if, the reported last sale price of the Common Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the NioCorp Assumed Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the NioCorp Assumed Warrant holders; and
•	if there is an effective registration statement covering the Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.

The Company may not exercise its redemption right if the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the NioCorp Assumed Warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise its NioCorp Assumed Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their NioCorp Assumed Warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of NioCorp Assumed Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Common Shares issuable upon the exercise of the NioCorp Assumed Warrants. If the Company takes advantage of this option, all holders of NioCorp Assumed Warrants would pay the exercise price by surrendering their NioCorp Assumed Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the NioCorp Assumed Warrants, multiplied by the difference between the exercise price of the NioCorp Assumed Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of NioCorp Assumed Warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the NioCorp Assumed Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Shares to be issued and thereby lessen the dilutive effect of a redemption of the NioCorp Assumed Warrants. If the Company calls the NioCorp Assumed Warrants for redemption and does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their founder NioCorp Assumed Warrants for cash or on a cashless basis using the same formula described above that other NioCorp Assumed Warrant holders would have been required to use had all NioCorp Assumed Warrant holders been required to exercise their NioCorp Assumed Warrants on a cashless basis, as described in more detail below.

A holder of a NioCorp Assumed Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such NioCorp Assumed Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the NioCorp Assumed Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

The NioCorp Assumed Warrants will have certain anti-dilution and adjustments rights upon certain events.

The NioCorp Assumed Warrants will be issued in registered form under the NioCorp Assumed Warrant Agreement. The NioCorp Assumed Warrant Agreement provides that the terms of the NioCorp Assumed Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake or to correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public NioCorp Assumed Warrants to make any change that adversely affects the interests of the registered holders of public NioCorp Assumed Warrants.

The NioCorp Assumed Warrants may be exercised upon surrender of the certificate representing such NioCorp Assumed Warrants on or prior to the expiration date at the offices of the NioCorp Assumed Warrant Agent, with the exercise form on the reverse side of such certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the

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order of the NioCorp Assumed Warrant Agent or by wire transfer, for the number of NioCorp Assumed Warrants being exercised. The NioCorp Assumed Warrant holders will not have the rights or privileges of holders of Common Shares or any attendant voting rights until they exercise their NioCorp Assumed Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants, each holder will be entitled to one (1) vote for each Common Share held of record on all matters to be voted on by NioCorp shareholders.

If, upon exercise of the NioCorp Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the NioCorp Assumed Warrant holder.

Convertible Debentures

On January 26, 2023, NioCorp entered into the Yorkville Convertible Debt Financing Agreement with YA. Pursuant to the Yorkville Convertible Debt Financing Agreement, the Investors will advance an initial total amount of $9,600,000 to NioCorp in consideration of the issuance by NioCorp to the Investors of $10,000,000 aggregate principal amount of Convertible Debentures at the time of Closing (the “First Debenture Closing”), and an additional total amount of $5,760,000 to NioCorp in consideration of the issuance by NioCorp to the Investors of $6,000,000 aggregate principal amount of Convertible Debentures on a date to be determined at the election of NioCorp, but which may not be prior to the later to occur of (i) the date of filing of the Convertible Debt Financing Registration Statement (as defined below) and (ii) the date of Closing (together with the First Debenture Closing, the “Debenture Closings”).

Each Convertible Debenture issued under the Yorkville Convertible Debt Financing Agreement will be an unsecured obligation of NioCorp, will have an 18-month term from the First Debenture Closing, which may be extended for one six-month period in certain circumstances at the option of NioCorp, and will incur a simple interest rate obligation of 5.0% per annum (which will increase to 15.0% per annum upon the occurrence of an event of default). The outstanding principal amount of, accrued and unpaid interest, if any, on, and premium, if any, on the Convertible Debentures must be paid by NioCorp in cash when the same becomes due and payable under the terms of the Convertible Debentures at their stated maturity, upon their redemption or otherwise.

Subject to certain limitations contained within the Yorkville Convertible Debt Financing Agreement and the Convertible Debentures, including those as described below, holders of the Convertible Debentures will be entitled to convert the principal amount of, and accrued and unpaid interest, if any, on each Convertible Debenture, in whole or in part, from time to time over their term, into a number of Common Shares equal to the quotient of the principal amount and accrued and unpaid interest, if any, being converted divided by the Conversion Price. The “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the greater of (i) 90% of the average of the daily U.S. dollar volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately preceding the date on which the holder exercises its conversion right in accordance with the requirements of the Yorkville Convertible Debt Financing Agreement (the “Conversion Date”) or other date of determination, but not lower than the Floor Price (as defined below), and (ii) the five-day volume-weighted average price of the Common Shares on the TSX (or on the principal U.S. market if the majority of the trading volume and value of the Common Shares occurred on Nasdaq during the relevant period) for the five consecutive trading days immediately prior to the Conversion Date or other date of determination less the maximum applicable discount allowed by the TSX. The “Floor Price” means a price per share equal to the lesser of (a) 30% of the average of the daily volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately preceding the First Debenture Closing and (b) 30% of the average of the volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately following the First Debenture Closing, subject to certain adjustments to give effect to any stock dividend, stock split, reverse stock split or recapitalization.

The terms of the Convertible Debentures restrict the number of Convertible Debentures that may be converted during each calendar month by an Investor at a Conversion Price below a fixed price equal to the quotient of (i) $10.00 divided by (ii) 11.1829212 (being the number of Common Shares that will be exchanged for each share of

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GXII at the Closing), subject to adjustment to give effect to any stock dividend, stock split or recapitalization. The Convertible Debentures will be subject to customary anti-dilution adjustments.

The terms of the Convertible Debentures restrict the conversion of Convertible Debentures by an Investor if such a conversion would cause the Investor to exceed certain beneficial ownership thresholds in NioCorp or such a conversion would cause the aggregate number of Common Shares issued pursuant to the Yorkville Convertible Debt Financing Agreement to exceed the thresholds for issuance of Common Shares under the rules of the TSX and Nasdaq, unless prior shareholder approval is obtained.

Financing Warrants

In conjunction with each Debenture Closing, NioCorp will issue to the Investors Financing Warrants to purchase a number of Common Shares as is equal to the quotient of the principal amount of Convertible Debentures issued in such Debenture Closing divided by the “Exercise Price,” which is equal to the greater of: (a) the quotient of $10.00 divided by 11.1829212; or (b) the average of the daily volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares during regular trading hours as reported by Bloomberg Financial Markets during the five consecutive trading days ending on the trading day immediately prior to such Debenture Closing, in each case subject to any adjustment to give effect to any stock dividend, stock split or recapitalization.

The Financing Warrants will be exercisable, in whole or in part, but not in increments of less than $50,000 aggregate Exercise Price (unless the remaining aggregate Exercise Price is less than $50,000), beginning on the earlier of (a) six months following the issuance of the applicable Financing Warrants or (b) the effective date of the initial Convertible Debt Financing Registration Statement (the “Exercise Date”) and may be exercised at any time prior to their expiration. Holders of the Financing Warrants may exercise their Financing Warrants, at their election, by paying the Exercise Price in cash or on a cashless exercise basis. On each of the first 12 monthly anniversaries of the Exercise Date, 1/12th of the Financing Warrants will expire.

The Financing Warrants will have customary anti-dilution adjustments to be determined in accordance with the requirements of the applicable stock exchanges, including the TSX.

The terms of the Financing Warrants restrict the exercise of Financing Warrants by an Investor if such an exercise would cause the Investor to exceed certain beneficial ownership thresholds in NioCorp or such an exercise would cause the aggregate number of Common Shares issued pursuant to the Yorkville Convertible Debt Financing Agreement to exceed the thresholds for issuance of Common Shares under the rules of the TSX and Nasdaq, unless prior shareholder approval is obtained.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of the Common Shares. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address any tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares arising from the U.S. federal alternative minimum tax or the Medicare tax on investment income, U.S. federal estate, gift and other non-income taxes, U.S. state and local taxes, or any non-U.S. tax. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the Common Shares.

No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings and administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
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U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares in connection with carrying on a business in Canada; (d) persons whose Common Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participants). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current and accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated, first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares. However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and U.S. Holders may have to assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares by a corporate U.S. Holder (other than certain 10% corporate shareholders) generally will not be eligible for a “dividends received deduction.” Provided that (1) the Company is eligible for the benefits of the Canada-U.S. Tax Convention or (2) the Common Shares are readily tradable on a United States securities market (and certain holding period and other conditions are satisfied), dividends paid by the Company to non-corporate U.S. Holders , including individuals, will be eligible for the preferential tax rates applicable to long-term capital gains for dividends unless the Company is classified as a PFIC in the tax year of distribution or in the preceding tax year. See “—Passive Foreign Investment Company Rules—Risk of PFIC Status for the Company” below. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Upon the sale or other taxable disposition of Common Shares, subject to the potential application of the PFIC rules as described below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. A U.S. Holder’s tax basis in

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Common Shares generally will be determined initially by the holder’s U.S. dollar cost for the Common Shares (subject to any adjustments provided under the PFIC rules, described below). Subject again to the PFIC rules, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares have been held for more than one year. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. If the Company is determined to be a PFIC, any gain realized on the Common Shares could be ordinary income under the rules discussed below.

Passive Foreign Investment Company Rules

Risk of PFIC Status for the Company

If the Company were to constitute a PFIC under the meaning of Section 1297 of the Code for any taxable year during a U.S. Holder’s holding period, then certain potentially adverse rules may affect the U.S. federal income tax consequences to a U.S. Holder as a result of the acquisition, ownership and disposition of Common Shares. While this summary cannot describe all of the potentially adverse consequences that would result if the Company were treated as a PFIC for a relevant taxable year, certain material consequences and related considerations are described below.

The Company believes that it was classified as a PFIC during the tax years ended June 30, 2022 and 2021, but, based on the current composition of its income and assets, as well as current business plans and financial expectations, the Company does not currently expect to meet the PFIC qualification tests for its current tax year or foreseeable future tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as other than a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or any subsidiary of the Company) concerning its PFIC status in any taxable year, or that a court will not sustain such challenge. As described below under “—Default PFIC Rules,” the Company’s prior PFIC status may also continue to cause the PFIC rules to apply to persons who held Common Shares during such period and do not make certain applicable elections. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each subsidiary of the Company.

In any taxable year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. IRS Form 8621 is currently used for such filings. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally would be a PFIC for a taxable year if, for such year, (a) 75% or more of the gross income of the Company is passive income (the “PFIC income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s business is as an active producer, processor, merchant or handler of commodities, and certain other requirements are satisfied.

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For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is neither passive income nor income connected with a U.S. trade or business.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received on the Common Shares and no redemptions or other dispositions of Common Shares are made.

Default PFIC Rules

If the Company is a PFIC for any tax year during which a U.S. Holder owns Common Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Common Shares will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a “qualified electing fund” (“QEF”) under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares and (b) any “excess distribution” received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

If the Company is a PFIC, under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Common Shares or deemed received with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution, or allocated to years before the entity became a PFIC, if any, would be taxed as ordinary income at the rates applicable for such year (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year. In addition, an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by making a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.

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In addition to the rules described above applying to “excess distributions” and certain other dispositions of Common Shares, certain other adverse U.S. federal income tax rules may apply with respect to a U.S. Holder if the Company is a PFIC, including in some cases even if the U.S. Holder makes a QEF Election (as described below). Each U.S. Holder should consult its own tax advisors regarding the full tax consequences of potential PFIC status for the Company and each subsidiary of the Company.

QEF Election

If the Company is a PFIC and a U.S. Holder that makes a timely and effective QEF Election for the tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. A U.S. Holder that makes such a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share (based on its ownership of Common Shares) of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents (currently IRS Form 8621) at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely QEF Election for the first year in the U.S. Holder’s holding period in which the Company is a PFIC, the U.S. Holder may still be able to make an effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its Common Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

The Company will endeavor to provide U.S. Holders with the required information to allow U.S. Holders to make a QEF Election with respect to the Common Shares in the event that the Company determines it is treated as a PFIC for any taxable year. There can be no assurance, however, that the Company will timely provide such information for any particular year, or that the Company’s determination regarding its PFIC status will be upheld.

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U.S. Holders should consult their tax advisors to determine whether any of these QEF Elections will be available and if so, what the consequences of these elections would be in their particular circumstances.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not timely provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders may not be able to make a QEF Election for such entity and, unless they make the Mark-to-Market Election discussed in the next section, will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that the foreign exchange meets certain trading volume and other requirements. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Company expects that the Common Shares will meet the definition of “marketable stock,” although there can be no assurance of this, especially as regards the required trading frequency.

If a U.S. Holder that makes a Mark-to-Market Election for any taxable year with respect to its Common Shares, it generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares for such taxable year. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to dispositions of, and certain distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Common Shares, over (b) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election will also generally adjust its tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. Upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (and such ordinary loss may be treated as capital or subject to limitations in certain cases).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the requirements for, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

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AS THE PFIC RULES ARE COMPLEX AND UNCERTAIN, U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE POTENTIAL APPLICATION OF THE PFIC RULES TO THEM AND THEIR COMMON SHARES AND ANY RESULTANT TAX CONSEQUENCES.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the potential application of the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid on the Common Shares should be treated as foreign source for this purpose, and gains recognized on the sale of Common Shares by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Common Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Certain U.S. Holders may be subject to certain reporting obligations with respect to Common Shares if the aggregate value of these and certain other “specified foreign financial assets” exceeds an applicable dollar threshold. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if a U.S. Holder is required to make this disclosure and fail to do so. In addition, a U.S. Holder should consider the possible obligation to file online a FinCEN Form 114—Foreign Bank and Financial Accounts Report, as a result of holding Common Shares in certain accounts. Holders are urged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of Common Shares.

Dividend payments (including constructive dividends) with respect to Common Shares and proceeds from the sale, exchange or redemption of Common Shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24%) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Any amounts

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withheld under the U.S. backup withholding tax rules may be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

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Certain Canadian federal Income Tax Considerations for U.S. Residents

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States for tax purposes, (ii) is a “qualifying person” under and entitled to the benefits of the Convention, (iii) holds all Common Shares as capital property, (iii) holds no Common Shares that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the holder, (iv) deals at arm’s length with and is not affiliated with NioCorp, (v) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, (vi) is not an insurer that carries on business in Canada and elsewhere, and (vii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act) (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares.

Generally, a U.S. Resident Holder’s Common Shares will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation), and does not hold the Common Shares in the course of carrying on a business.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof, and the current published administrative and assessing policies of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. This summary is not exhaustive of all possible Canadian federal income tax considerations. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

Generally, a U.S. Resident Holder’s Common Shares will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX and the Nasdaq) unless both of the following conditions are concurrently met:

(i)	at any time during the 60-month period that ends at the particular time, 25% or more of the issued shares of any class of the capital stock of NioCorp were owned by or belonged to one or any combination of
(A)	the U.S. Resident Holder,
(B)	persons with whom the U.S. Resident Holder did not deal at arm’s length, and
(C)	partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and
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(ii)	at any time during the 60-month period that ends at the particular time, more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not thereby incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition.

A U.S. Resident Holder to whom NioCorp pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and NioCorp will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of NioCorp, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of NioCorp owned by an entity that is considered fiscally transparent under the laws of the United States and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

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PLAN OF DISTRIBUTION

We are registering the resale by the Selling Shareholders, or their permitted transferees, from time to time, of up to 80,899,436 Common Shares. We will not receive any of the proceeds from the sale of the Common Shares by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders will be the purchase price of the Common Shares less any discounts and commissions borne by the Selling Shareholders. We are required to pay all fees and expenses incident to the registration of the Common Shares to be offered and sold pursuant to this prospectus. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of such Common Shares.

The Common Shares beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes donees, pledgees, transferees or other successors in interest selling Common Shares covered by this prospectus and received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Shareholders may sell Common Shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•	through trading plans entered into by the Selling Shareholders pursuant to Rule 10b5-1 under the Exchange Act in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their Common Shares on the basis of parameters described in such trading plans;
•	short sales;
•	distributions to employees, members, limited partners or stockholders of the Selling Shareholders;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or broker-dealers;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	in privately negotiated transactions;
•	in options transactions;
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•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, any Common Shares that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 or such other exemption rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Common Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may pledge Common Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Common Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.

In offering the Common Shares covered by this prospectus, the Selling Shareholders and any broker-dealers who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the Common Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We also have agreed to indemnify YA and certain other persons against certain liabilities in connection with the offering of Common Shares offered by YA hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. YA has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by YA specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

YA has represented to us that, during the period commencing as of the time that YA first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by the Yorkville Convertible Debt Financing Agreement and ending immediately prior to the execution of the Yorkville Convertible Debt Financing Agreement, YA has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with YA, engaged in any transactions in the securities of the Company (including, without limitation, any short sale involving the Company’s securities). YA has agreed that from and after the date of the Yorkville Convertible Debt Financing Agreement and ending when no Convertible Debentures remain outstanding, none of YA or any of its officers, or any entity managed or controlled by YA, shall, directly or indirectly, engage in any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) put equivalent position or any hedging transaction which establishes a net short position with respect to any securities of the Company (including the Common Shares), with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other such person or entity.

In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Common Shares against certain liabilities, including liabilities arising under the Securities Act.

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At the time a particular offer of Common Shares is made, if required, a prospectus supplement will be distributed that will set forth the number of Common Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The Common Shares being offered by YA hereby will not be qualified for distribution by prospectus in any jurisdiction of Canada, and may not be offered for sale, sold, assigned or transferred in any jurisdiction of Canada except pursuant to a prospectus or exemption from the prospectus requirement under applicable securities laws in Canada. YA shall not offer or sell any Common Shares directly or indirectly to any person whom, to YA’s knowledge, is resident or located in a jurisdiction of Canada or acquiring such Common Shares for the benefit of another person resident or located in a jurisdiction of Canada, or on any “marketplace” (as such term is defined in National Instrument 21-101 Marketplace Operation) in Canada.

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LEGAL MATTERS

The validity of the Common Shares offered by this prospectus will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, Canada.

EXPERTS

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2022 and 2021 and for each of the three years in the period ended June 30, 2022, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding NioCorp Developments Ltd.’s ability to continue as a going concern.

The financial statements of GX Acquisition Corp. II as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of GX Acquisition Corp. II to continue as a going concern as described in Note 1 to GX’s financial statements), and are incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part have been so incorporated in reliance on such report given upon such firm as experts in auditing and accounting.

The technical report summary for the Elk Creek Project prepared in accordance with subpart 1300 of Regulation S-K (the “S-K 1300 Elk Creek Technical Report Summary”), which is incorporated by reference in this prospectus, and the information summarized or quoted from the S-K 1300 Elk Creek Technical Report Summary included or incorporated by reference in this prospectus have been so included or incorporated by reference with the consent of the following qualified persons, as such term is defined in Item 1300 of Regulation S-K, who prepared the S-K 1300 Elk Creek Technical Report Summary and reviewed and approved such information summarized or quoted therefrom included or incorporated by reference in this prospectus: Dahrouge Geological Consulting USA Ltd.; Understood Mineral Resources Ltd.; Optimize Group; Tetra Tech; Adrian Brown Consultants Inc.; Metallurgy Concept Solutions; Magemi Mining Inc.; L3 Process Development; Olsson; A2GC; Scott Honan, M.Sc, SME-RM, NioCorp; Everett Bird, P.E., Cementation; Matt Hales, P.E., Cementation; Mahmood Khwaja, P.E., CDM Smith; Martin Lepage, P.Eng, Ing., Cementation; and Wynand Marx, M.Eng, BBE Consulting. A matrix of the sections of the S-K 1300 Elk Creek Technical Report Summary for which each qualified person is responsible is included in the S-K 1300 Elk Creek Technical Report Summary. Except for Scott Honan, none of the qualified persons is affiliated with NioCorp. Mr. Honan is the Chief Operating Officer of NioCorp.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby. None of the expenses listed below are to be borne by the selling shareholders named in the prospectus that forms a part of this registration statement. All amounts are estimates, except for the SEC registration fee:

Amount to be paid
SEC registration fee	$8,646.77
Legal fees and expenses*	200,000.00
Accounting fees and expenses*	25,000.00
Printing expenses*	2,500.00
Total	$236,146.77

*	Except for the SEC registration fee, estimated solely for the purposes of this Item 14. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers

The corporate laws of British Columbia allow NioCorp, and its corporate articles require it (subject to the provisions of the Business Corporations Act of British Columbia (“BCBCA”) noted below and the undertakings provided in Item 17 below), to indemnify its directors, former directors, alternate directors and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and NioCorp must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with NioCorp on the terms of the indemnity contained in NioCorp’s articles.

For the purposes of such an indemnification:

•	“associated corporation” means a corporation or entity referred to in paragraph (2) or (3) of the definition of “eligible party”:
•	“eligible party,” in relation to NioCorp, means an individual who:
(1)	is or was a director or officer of NioCorp;
(2)	is or was a director or officer of another corporation:
(i)	at a time when the corporation is or was an affiliate of NioCorp; or
(ii)	at the request of NioCorp; or
(3)	at the request of NioCorp, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity; and includes, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;
•	“eligible penalty,” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;
•	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, NioCorp or an associated corporation:
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(1)	is or may be joined as a party; or
(2)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;
•	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and
•	“proceeding” includes any legal proceeding including a civil, criminal, quasi-criminal, administrative or regulatory action or proceeding; or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, NioCorp may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that NioCorp first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of NioCorp’s articles noted above, NioCorp must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, NioCorp was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, NioCorp is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of NioCorp or the associated corporation, as the case may be; or
•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of NioCorp or by or on behalf of an associated corporation, NioCorp must not do either of the following:

•	indemnify the eligible party under Section 160(a) of the BCBCA in respect of the proceeding; or
•	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the articles of NioCorp, on the application of NioCorp or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order NioCorp to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
•	order NioCorp to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
•	order the enforcement of, or any payment under, an agreement of indemnification entered into by NioCorp;
•	order NioCorp to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or
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•	make any other order the court considers appropriate.

Item 16. Exhibits

Exhibit No	Description
2.1(1)	Business Combination Agreement, dated as of September 25, 2022, by and among NioCorp Developments Ltd., Big Red Merger Sub Ltd, and GX Acquisition Corp. II
4.1(2)	Notice of Articles of NioCorp Developments Ltd., dated April 5, 2016
4.2(2)	Articles of NioCorp Developments Ltd., as amended, effective as of January 27, 2015
4.3(3)	Securities Purchase Agreement, dated as of January 26, 2023, by and between NioCorp Developments Ltd. and each of the investors listed on the Schedule of Buyers attached thereto
4.4(4)	Amendment No. 1 to Securities Purchase Agreement, dated February 24, 2023, by and between NioCorp Developments Ltd. and YA II PN, Ltd.
4.5(4)	Amended Form of Convertible Debentures (included in Exhibit 4.4)
4.6(3)	Form of Yorkville Warrants (included in Exhibit 4.3)
4.7(3)	Registration Rights Agreement, dated as of January 26, 2023, by and between NioCorp Developments Ltd. and YA II PN, Ltd.
4.8(5)	Form of Subscription Agreement in respect of units of NioCorp Developments Ltd. issued in June 2022
4.9(5)	Form of Warrant Certificate in respect of warrants issued in June 2022
4.10(6)	Non-Transferable Broker Warrant Certificate, dated June 30, 2022, in respect of non-transferable broker warrants issued to Research Capital Corporation
4.11(6)	Non-Transferable Broker Warrant Certificate, dated June 30, 2022, in respect of non-transferable broker warrants issued to Red Cloud Securities
5.1	Opinion of Blake, Cassels & Graydon LLP
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2	Consent of BDO USA, LLP
23.3	Consent of Marcum LLP
23.4	Consent of Dahrouge Geological Consulting USA Ltd.
23.5	Consent of Understood Mineral Resources Ltd.
23.6	Consent of Optimize Group Inc.
23.7	Consent of Tetra Tech
23.8	Consent of Adrian Brown Consultants Inc.
23.9	Consent of Magemi Mining Inc.
23.10	Consent of L3 Process Development
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23.11	Consent of Olsson
23.12	Consent of A2GC
23.13	Consent of Metallurgy Concept Solutions
23.14	Consent of Scott Honan, M.Sc., SME-RM, NioCorp
23.15	Consent of Everett Bird, P.E., Cementation
23.16	Consent of Matt Hales, P.E., Cementation
23.17	Consent of Mahmood Khwaja, P.E., CDM Smith
23.18	Consent of Martin Lepage, P.Eng., Ing., Cementation
23.19	Consent of Wynand Marx, M.Eng., BBE Consulting
24.1	Power of Attorney, contained on signature page hereto
96.1(6)	S-K 1300 Elk Creek Technical Report Summary
107	Filing Fee Table

(1)	Previously filed as an exhibit to the registrant’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on September 29, 2022 and incorporated herein by reference.
(2)	Previously filed as an exhibit to the registrant’s Draft Registration Statement on Form S-1 (Registration No. 377-01354) submitted to the SEC on July 26, 2016 and incorporated herein by reference.
(3)	Previously filed as an exhibit to the registrant’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on January 27, 2023 and incorporated herein by reference.
(4)	Previously filed as an exhibit to the registrant’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on February 24, 2023 and incorporated herein by reference.
(5)	Previously filed as an exhibit to the registrant’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on June 30, 2022 and incorporated herein by reference.
(6)	Previously filed as an exhibit to the registrant’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 6, 2022 and incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the
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aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on March 14, 2023.

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Mark A. Smith
Name:	Mark A. Smith
Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each of the directors and officers of the registrant whose signature appears below constitutes and appoints Mark A. Smith and Neal Shah, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign this registration statement and any or all amendments to said registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

President, Chief Executive Officer (Principal
/s/ Mark A. Smith	Executive Officer and Authorized U.S. Representative)	March 14, 2023
Mark A. Smith	and Chairman of the Board of Directors

/s/ Neal Shah	Chief Financial Officer (Principal Financial and	March 14, 2023
Neal Shah	Accounting Officer)

/s/ Michael J. Morris	Director	March 14, 2023
Michael J. Morris

/s/ David C. Beling	Director	March 14, 2023
David C. Beling

/s/ Anna Castner Wightman	Director	March 14, 2023
Anna Castner Wightman

/s/ Nilsa Guerrero-Mahon	Director	March 14, 2023
Nilsa Guerrero-Mahon

/s/ Fernanda Fenga	Director	March 14, 2023
Fernanda Fenga

/s/ Peter Oliver	Director	March 14, 2023
Peter Oliver

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